Exhibit 10.6
PLEDGE AGREEMENT
     This PLEDGE AGREEMENT (this “Agreement”), is effective as of the ___ day of _____, 2011 (the “Effective Date”), by and between ZaZa Energy Corporation, a Delaware corporation (“Pledgor”), and [•], a [_______] (“Pledgee”).1
RECITALS:
     WHEREAS, Pledgor desires to purchase all of the membership interests (the “Membership Interests”) in ZaZa Energy, LLC, a Texas limited liability company (“ZaZa”) pursuant to that certain Contribution Agreement (the “Contribution Agreement”), dated as of August 9, 2011, by and among Pledgor and the members of ZaZa, including Pledgee;
     WHEREAS, in consideration for the Pledged Membership Interests (as defined below), Pledgor has issued to Pledgee a promissory note having an aggregate principal balance of $_________ (the “Note”) payable to Pledgee in the manner described therein; and
     WHEREAS, Pledgee has conditioned its contribution of its Membership Interests to Pledgor pursuant to the Contribution Agreement upon the execution and delivery by Pledgor of this Agreement, and Pledgor has agreed to enter into this Agreement with Pledgee.
AGREEMENTS:
     NOW, THEREFORE, in order to comply with the terms and conditions of the Contribution Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee, as follows:
     Section 1. Pledge. Pledgor hereby pledges, assigns and grants to Pledgee a security interest in one-third (1/3) of the Membership Interests (the “Pledged Membership Interests”), and all dividends, distributions, proceeds, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Pledged Membership Interests.
     Section 2. Security for Obligations. This Agreement secures the payment of all principal from time to time outstanding under the Note and all interest thereon and all other obligations of Pledgor now or hereafter existing thereunder pursuant to the Note and this Agreement (collectively, the “Obligations”).
     Section 3. Delivery of Pledged Membership Interests; UCC Filing.
          (a) Pledgor shall, from time to time, as may be required by Pledgee, with respect to the Pledged Membership Interests, take all actions as may be requested by Pledgee to perfect the security interest of Pledgee in the Pledged Membership Interests. All certificates or instruments representing or evidencing the Pledged Membership Interests shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by

[1]	Pledge Agreement for Lara Energy Inc. will also include a pledge of all of the shares of ZaZa Holdings, Inc., and ZaZa Holdings, Inc. will also be a party and will pledge the 1% membership interest in ZaZa owned by it.

delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank so that control of the Pledged Membership Interests is obtained and at all times held by Pledgee.
          (b) Pledgor hereby irrevocably authorizes Pledgee at any time and from time to time to file in the state of Delaware and any other applicable jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Membership Interests, without the signature of Pledgor where permitted by law.
     Section 4. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, as may be reasonably requested by Pledgee in order to perfect and protect any security interest granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Membership Interests.
     Section 5. Representations and Warranties. Pledgor represents and warrants as follows:
          (a) At the time the Pledged Membership Interests becomes subject to the lien and security interest created by this Agreement, Pledgor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, option or other encumbrance except for the security interest created by this Agreement.
          (b) The pledge of the Pledged Membership Interests pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Membership Interests, securing the payment and performance when due of the Obligations.
          (c) It has full power, authority and legal right to pledge the Pledged Membership Interests pursuant to this Agreement.
          (d) Each of this Agreement and the Note has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).
          (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by Pledgor of the Pledged Membership Interests pursuant to this Agreement or for the execution and delivery of the Note and this Agreement by Pledgor or the performance by Pledgor of its obligations thereunder.
          (f) The execution and delivery of the Note and this Agreement by Pledgor and the performance by Pledgor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to Pledgor or any of its property, or the organizational or governing documents of Pledgor or any agreement or instrument to which Pledgor is party or by which it or its property is bound.
          (g) All certificates, agreements or instruments representing or evidencing the Pledged Membership Interests in existence on the date hereof have been delivered to Pledgee in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.
     Section 6. Voting Rights; Dividends; Etc.
          (a) So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Membership Interests or any part thereof for any purpose and from time to time, upon request from Pledgor, Pledgee shall deliver to Pledgor suitable proxies so that Pledgor may cast such votes or consents.
          (b) Upon the occurrence (but only during the continuation) of any Event of Default, all the rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) hereof shall cease, and all such rights shall thereupon become vested in Pledgee who shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights.
          (c) Unless an Event of Default shall have occurred and remains uncured, Pledgor shall be entitled to receive for its own use all cash dividends or distributions or other payments on or associated with the Pledged Membership Interests. Upon the occurrence of an Event of Default and prior to any cure thereof, Pledgee may require any such cash dividends or distributions to be delivered to Pledgee as additional security hereunder or applied toward the satisfaction of the Obligations.
     The foregoing shall be, and shall be forthwith delivered to Pledgee to be held by Pledgee as, Pledged Membership Interests and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor and be forthwith delivered to Pledgee as Pledged Membership Interests in the same form as so received (with any necessary endorsement).
     Section 7. Transfers and Other Liens. Pledgor agrees that, until all of the Obligations have been satisfied in full, Pledgor will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Membership Interests or (b) grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on or with respect to any of the Pledged Membership Interests, except for the security interests created by this Agreement.
     Section 8. Events of Default. “Event of Default” under this Agreement shall have the meaning assigned to such term in the Note.

     Section 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:
          (a) Pledgee may assert all rights and remedies of a secured party under the Uniform Commercial Code as is in effect in the state of New York (the “UCC”) or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Pledged Membership Interests. If notice prior to disposition of the Pledged Membership Interests or any portion thereof is necessary under applicable law, written notice mailed to Pledgor at its notice address as provided in Section 21 hereof ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Pledged Membership Interests is made in a commercially reasonable manner, Pledgee may sell such Pledged Membership Interests on such terms and to such purchaser(s) as Pledgee in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Pledged Membership Interests or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Membership Interests, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Membership Interests and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, Pledgee or any custodian may bid for and purchase all or any part of the Pledged Membership Interests so sold free from any such right or equity of redemption. Neither Pledgee nor any custodian shall be liable for failure to collect or realize upon any or all of the Pledged Membership Interests or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.
          (b) All rights of Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 6(c) shall immediately cease, and all such rights shall thereupon become vested in Pledgee, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as additional collateral.
          (c) Any cash held by Pledgee as collateral and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Membership Interests shall be applied in whole or in part by Pledgee against all or any part of the Obligations in such order as Pledgee shall elect. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus. Pledgor shall remain liable for any deficiency if such cash and the cash proceeds of any sale or other realization of the Pledged Membership Interests are insufficient to pay the Obligations and the fees and other charges of any attorneys employed by Pledgee to collect such deficiency.
          (d) If Pledgee shall determine to exercise its rights to sell all or any of the Pledged Membership Interests pursuant to this Section 9, Pledgor agrees that, upon request of

Pledgee, Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Pledged Membership Interests or any part thereof valid and binding and in compliance with applicable law.
     Section 10. Reasonable Care. Pledgee shall be deemed to have exercised reasonable care in the custody and the preservation of the Pledged Membership Interests in Pledgee’s possession, if the Pledged Membership Interests are accorded treatment substantially equal to that which Pledgee accords Pledgee’s own property, it being understood that Pledgee shall have no responsibility for (a) ascertaining or taking action with respect to costs, conversions, changes, maturities, tenders or other matters relative to any Pledged Membership Interests, whether or not Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Membership Interests.
     Section 11. Pledgee Appointed Attorney-in-Fact. Pledgor hereby appoints Pledgee as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time during the continuance of an Event of Default in Pledgee’s discretion to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Membership Interests or any part thereof and to give full discharge for the same. Such appointment, being coupled with an interest, shall be irrevocable. Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.
     Section 12. Pledgee May Perform. If Pledgor fails to perform any obligation contained in this Agreement, Pledgee may itself perform, or cause performance of, such obligation, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor; provided that Pledgee shall not be required to perform or discharge any obligation of Pledgor.
     Section 13. Security Interest Absolute. All rights of Pledgee and liens and security interests hereunder, and all Obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:
     (a) any illegality or lack of validity or enforceability of any Obligation or any related agreement or instrument;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or, if a third party shall have assumed the Obligations of Pledgor, any amendment or waiver of, or any consent to any departure from, any assumption or similar agreement executed and delivered in connection with such assumption;
     (c) any exchange, release or non-perfection of the Pledged Membership Interests or any other collateral, or any release or amendment or waiver of, or any consent to any departure from, any guaranty, for all or any of the Obligations; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor or a third party pledgor, subject to Section 15 below.
     Section 14. Continuing Security Interest; Further Actions. This Agreement shall create a continuing first priority lien and security interest in the Pledged Membership Interests and shall (i) remain in full force and effect until payment and performance in full of the Obligations, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure to the benefit of Pledgee and its successors, transferees and assigns; provided that Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Pledgee.
     Section 15. Return of the Pledged Membership Interests. Upon the full payment and performance of the Obligations, (i) this Agreement and the pledge effected hereby shall be null and void and the Pledged Membership Interests shall promptly be returned to Pledgor by Pledgee, at Pledgee’s expense and (ii) Pledgee shall execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.
     Section 16. Subordination. Notwithstanding anything to the contrary contained herein, Pledgee acknowledges and agrees that the indebtedness of Pledgor arising under or in connection with the Note is and will be subordinated pursuant to the terms of the Note to Senior Indebtedness (as such term is defined in the Note). Pledgee hereby agrees to enter into customary subordination agreements and intercreditor agreements and to take any and all other actions reasonably necessary to evidence such subordination that are requested by Pledgee in connection with such Senior Indebtedness.
     Section 17. Expenses. Pledgor shall upon demand pay to Pledgee any and all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by Pledgee in connection with protecting Pledgee against the claims or interests of any third person with respect to the Pledged Membership Interests, and in exercising any right or remedy conferred by this Agreement or by law.
     Section 18. Amendments. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by both Pledgor and Pledgee.
     Section 19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
     Section 20. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.
     Section 21. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by facsimile (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, in each case to the intended recipient as set forth below:
(a)	if to Pledgor:
ZaZa Energy Corporation
c/o Toreador Holding SAS
5 rue Scribe
Paris, France
Attn: Corporate Secretary
Facsimile: 33 (0) 1 47 03 33 71
with a copy (which shall not constitute notice) to:
[__________]
[__________]
[__________]
Attn: [__________]
Facsimile: [__________]
(b)	if to Pledgee:
[ZaZa Member]
[__________]
[__________]
Attn: [__________]
Facsimile: [__________]
with a copy (which shall not constitute notice) to:
[__________]
[__________]
[__________]
Attn: [__________]
Facsimile: [__________]
     Section 22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. Notices and documents, including this Agreement, delivered by fax shall be sufficient for purposes of binding the sending party.
[Remainder of Page Intentionally Left Blank]

Effective as of the date first written above.

PLEDGOR:

ZaZa Energy Corporation, a Delaware corporation

By:

Name:

Title:

PLEDGEE:

[ZaZa Member], a [__________]

By:

Name:
Title:

Signature Page to Pledge Agreement